UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2005

SCHICK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

State of Delaware	000-22673	11-3374812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30-00 47th Avenue

Long Island City, New York 11101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 937-5765

(Former Name or Former Address, if

Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_|	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On September 28, 2005, a complaint was filed in the Delaware Court of Chancery with respect to the previously-announced Exchange Agreement (the "Agreement") between Schick Technologies (the "Company"), Sirona Holdings Luxco S.C.A. (“Sirona Holdings”) and Blitz 05-118 GmbH (“Blitz”). (Sirona Holdings and Blitz are collectively referred to herein as “Sirona.”) The complaint purports to be filed by a stockholder of the Company as a class action. It names the Company, its Directors, Sirona Holdings, Sirona Holdings S.A., Madison Dearborn Partners, LLC, and related parties, as Defendants.

The complaint alleges, among other things, that the terms of the transaction contemplated under the Agreement (the "transaction") are unfair to the Company’s public shareholders and that the directors of Schick violated their fiduciary duties by, among other things, failing to maximize shareholder value in a sale of control of the Company, and that they have effectively made an acquisition of the Company untenable for any third party other than Sirona.

The plaintiff seeks, among other things, class action certification, a preliminary and permanent injunction against consummation of the proposed transaction, rescission should the transaction be consummated, compensatory damages to the class, and attorneys' fees and expenses.

The Company believes that the allegations contained in the complaint are completely unfounded and without merit and were asserted by plaintiff without an adequate examination of the relevant facts. The Company intends to vigorously defend the action.

The foregoing description is qualified in its entirety by reference to the full text of the complaint, a copy of which is attached hereto as Exhibit 99.1.

Where to Find Additional Information

The Company plans to file a Proxy Statement with the Securities and Exchange Commission (the "SEC') in connection with the proposed transaction. Shareholders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Sirona, the Company and the proposed transaction. The final Proxy Statement will be mailed to the Company's shareholders prior to the shareholder meeting. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Schick will be available free of charge from Schick Technologies, Inc., Attn: Legal Department, 30-00 47th Avenue, Long Island City, New York, 11101, Tel: (718) 937-5765.

Participants in the Solicitation

Schick Technologies, Inc. and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from shareholders of Schick in connection with the proposed transaction. Information about the directors and executive officers of Schick and their ownership of Schick stock is set forth in Schick's Annual Report on Form 10-K for the year ended March 31, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1:      Purported Class Action Complaint captioned "Solomon Rotter, on behalf of himself and all others similarly situated, v. Euval Barrekette, William K. Hood, Arthur D. Kowaloff, Curtis M. Rocca III, Allen Schick, Ph.D., Jeffrey T. Slovin, Schick Technologies, Inc., Sirona Holdings Luxco S.C.A., Sirona Holdings S.A., MDCP IV Global Investments LP, MDCP IV Global GP, LP, MDP Global Investors Limited, and Madison Dearborn Partners, LLC," filed in the Court of Chancery in the State of Delaware on September 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHICK TECHNOLOGIES, INC.
(Registrant)

Date: October 3, 2005
By: /s/ Zvi N. Raskin
Zvi N. Raskin
Secretary and General Counsel